Exhibit 10.4(d)

Maximum Guarantee Contract

Huaxia Bank Co., Ltd.

Maximum Guarantee Contract

No.: SZ03 (G.B.) 20160015-12

Party A (Guarantor): Huizhou Highpower Technology Co., Ltd.

Domicile: Xinhu, Industry Zone, Maantown, Huicheng District, Huizhou

Zip Code: 516000

Legal Representative: Pan Dangyu

Tel.: 0752-5807997

Fax: 0752-5807997

Basic Account Opening Bank: Bank of China Huizhou Branch

Account No.: 663958438624

Party B: Huaxia Bank Co., Ltd. Shenzhen Great China Sub-branch

Domicile: East of First Floor, Great China International Exchange Square, Futian District, Shenzhen

Zip Code: 518000

Legal Representative / Main Principal: Xia Feng

Tel.: 0755-23997085

Fax: 0755-23997090

In accordance with the Guarantee Law of the People's Republic of China and other relevant laws and regulations, whereas Party B will have many creditor’s rights continuously with the Debtor Springpower Technology (Shenzhen) Co., Ltd. (hereinafter referred to as “the Debtor of the Main Contract) on the basis of the Main Contract during the period agreed herein, and Party A is willing to provide Party B with suretyship guaranty for the aforesaid creditor’s rights (hereinafter referred to as “the Principal Creditor’s Rights”) to the extent of the total amount of the creditor’s rights,

IN WITNESS WHEREOF, Party A and Party B make and enter into this Contract upon unanimity through consultation.

Article 1   Type, Maximum Amount and Period of the Principal Creditor’s Rights Guaranteed

1.1.       The Main Contract of this Contract is selected as follows:

☑  The Maximum Financing Contract of SZ03 (R.Z.) 20160015 made and entered into by and between Party B and the Debtor of the Main Contract; the contract and the specific business contract thereunder shall constitute the Main Contract of this Contract;

☒          /              continuously made and entered into by and between Party B and the Debtor of the Main Contract during the period of Principal Creditor’s Rights specified in Article 1.4 herein shall constitute the Main Contract of this Contract.

☒  Party A agrees to provide guarantee for the existing creditor’s rights between the Debtor and Party B prior to effectiveness of the maximum guarantee. In other words, Party A agrees to transfer the creditor’s rights under the    /   of No.    /  to the scope of the creditor’s rights guaranteed under this Contract.

1.2.     The business type of the Principal Creditor’s Rights secured by Party A shall be the same as that agreed in the Main Contract.

1.3.     The maximum amount of the creditor’s rights guaranteed hereunder is: Currency RMB, amount (in words) Thirty Million Yuan Only (The amount of a foreign currency transaction shall be converted according to the selling price of foreign exchange listed by Party B on the date when the transaction occurs.).

The term “maximum amount of creditor’s rights” means the balance of the financing limit of the maximum principal creditor’s rights (hereinafter referred to as “the Financed Balance”, specifically as follows:

1.3.1.  The amount of the outstanding Financed Balanced used by the Debtor of the Main Contract at any time shall not exceed the limit specified in the preceding paragraph. However, the Debtor of the Main Contract may apply for recycling the financing limit paid to the extend of this limit;

1.3.2.  The maximum amount of creditor’s rights shall be the maximum amount of the principals of the Principal Creditor’s Rights. If the principal does not exceed this limit, Party A is willing to bear guarantee liability for all the accounts payable arising therefrom and within the scope specified in Article 2, including interest, default interest and expenses.

1.4.     The period of the principal credit’s right guaranteed hereunder shall be from June 1, 2016 to June 1, 2017. The stipulations of this article have the following meanings:

1.4.1.   If the business specified in the Main Contract is a loan business, the date of release of each loan shall not be later than the expiry date of this period;

1.4.2.   If the business specified in the Main Contract is a business of acceptance of bill/discount/ opening of L/C/ opening of letter of guarantee (or letter of guarantee for the release of goods), the date of draft of acceptance of bill/discount/ opening of L/C/ opening of letter of guarantee (or letter of guarantee for the release of goods) shall not be later than the expiry date of this period;

1.4.3.   The expiry date of each creditor’s right shall be subject to the date agreed in the specific business contract and shall not be affected by the expiration of this period.

Article 2    Scope of Suretyship Guaranty

2.1.     The scope of suretyship guaranty of Party A includes the principal, interest, overdue interest, default interest and compound interest of the Principal Creditor’s Rights, penalty, damages, exchange loss (loss arising from change of exchange rate), and appraisal cost, evaluation cost, auction cost, legal cost, arbitration fee, notarization fee and attorney fee, and other reasonable expenses of Party B for realizing creditor’s rights, and other expenses payable by the Debtor of the Main Contract.

2.2.     All expenses except principal within the scope specified in the preceding paragraph shall be included in the scope of guarantee liability bearable by Party A but shall not be included in the maximum amount of creditor’s rights guaranteed hereunder.

Article 3     Determination and Suretyship Modes of the Creditor’s Rights Guaranteed

3.1.     The creditor’s rights guaranteed under this Contract shall be determined under any one of the following circumstances:

3.1.1.  The period of the creditor’s right specified in Article 1.4 of this Contract expires;

3.1.2.  It is impossible to occur a new creditor’s right;

3.1.3.  The Debtor of the Main Contract and Party A are announced bankruptcy or cancelled;

3.1.4.  The Creditor under the Main Contract announces acceleration of all or part of debts under the Main Contract by law or according to relevant stipulations of the Main Contract; or

3.1.5.  Other circumstances for determining the creditor’s rights guaranteed by law.

3.2.      When a creditor’s right guaranteed under this Contract is determined, the following shall become effective:

3.2.1.  When the creditor’s right guaranteed under this Contract is determined, the outstanding creditor’s right under the Main Contract shall be included in the scope of the creditor’s right guaranteed no matter whether the performance period of the creditor’s right has expired or not or there is any other additional condition;

3.2.2.  When the creditor’s right guaranteed under this Contract is determined, all funds other than principals specified in Article 2 of this Contract shall be included in the scope of the creditor’s right guaranteed no matter whether the funds have been occurred or not.

3.3.     Suretyship of joint and several liability is adopted as the method of guarantee by Party A. From the date when the creditor’s rights guaranteed under this Contract are determined to the date of full repayment of the creditor’s rights guaranteed, if the Debtor of the Main Contract fails to perform the obligation of repayment of debts, Party B shall have the right to directly claim Party A for compensation and Party A shall repay Party B relevant debts immediately.

3.4.     If, besides the guaranty method agreed in this Contract, there is any other guarantee (including but not limited to the guarantee that the Debtor of the Main Contract provides Party B), Party B shall have the right to firstly exercise the rights under this Contract and request Party A to bear joint and several suretyship liability. Party A’s suretyship liability for Party B shall not be affected by any other guarantee. Party A shall not be exempted or reduced from the liability of suretyship guaranty by an excuse of other guarantees. Meanwhile, Party A’s suretyship liability may not be premised at Party B’s filing of any right claim against any other guarantor or Party B’s execution of lawsuit / arbitration / enforcement. In the event that Party B waives or changes for any reason the other security provided by the Debtor of the Main Contractor, or changes the security sequence, resulting in loss or reduction of its priority to gain compensation under othersecurity mentioned above, Party A agrees that Party A’s suretyship liability hereunder may not be exempted or reduced.

3.5.     If Party A provides guarantee for part creditor’s rights under the Main Contract, any compensation for the principal creditor’s rights shall not reduce or exempt Party A’s guarantee liability. Party A shall also bear guarantee liability for the outstanding amount under the Main Contract to the extent of the amount guaranteed by Party A.

Article 4     Period of Suretyship

4.1.     The period of suretyship that Party A bears suretyship liability shall be two years from the date determined according to the following method:

4.1.1.  If the expiry date of the performance period of a debt is earlier than or equals to the date of determination of the creditor’s rights guaranteed, the period of suretyship that Party A bears suretyship liability for the debt shall be from the date of determination of the creditor’s rights guaranteed;

4.1.2.  If the expiry date of the performance period of a debt is later than the date of determination of the creditor’s right guaranteed, the period of suretyship that Party A bears suretyship liability for the debt shall be from the expiry date of the performance period of this debt.

4.2.     The term “expiry date of the performance period of a debt” indicated in the preceding paragraph includes the expiry date of the debt when the Debtor of the Main Contract repays the debt by installments and also includes the expiry date of acceleration announced by the Creditor according to the stipulations of the Main Contract.

4.3.     If the business under the Main Contract is a business of letter of credit, bank acceptance bill, letter of guarantee or letter of guarantee for the release of goods, the date of advancement shall be deemed as the expiry date of the performance period of the debt.

Article 5     Party A’s Representations and Warranties

Party A hereby makes the following representations and warranties to Party B:

5.1.     Party A is a legal entity duly established and validly existing, has the qualifications for guarantors prescribed by law and the ability of repayment on behalf of others. Party A is willing to bear and perform suretyship liability to the extent of the assets Party A possesses or has the right to dispose.

5.2.     For the purpose of signature of this Contract, Party A has obtained approval from competent authorities prescribed by law and stipulated in the company’s articles of association, including the superior competent department of Party A or the board of directors, shareholders' meeting or shareholders’ general meeting of Party A’s company, and has obtained all necessary authorizations.

5.3.     The signature and execution of this Contract by Party A does not violate the stipulations or provisions binding upon Party A and Party A’s assets, nor violate any guarantee agreement and other agreement between Party A and another party, as well as any other documents, agreements and commitments binding upon Party A.

5.4.     If Party A is a listed company or a branch controlled by a listed company, Party A warrants performing the obligation of information disclosure of the guaranty items timely in accordance with the Securities Law, the Share Listing Rules of Stock Exchange, and the requirements of other relevant laws, rules and regulations.

5.5.     All documents and materials that Party A provides Party B shall be genuine, accurate, legitimate and effective.

5.6.     Party A is aware of and agrees all terms and conditions of the Main Contract and understands the operating conditions and financial status of the Debtor of the Main Contract, the actual purpose of the financed capital and the trade background of financing. Party A acknowledges the genuine and legitimacy of the Main Contract and is willing to provide suretyship for the Debtor of the Main Contract. Party A warrants that Party A shall perform joint and several obligation of repayment pursuant to this Contract.

5.7.     Where the Main Contract under this Contract is a Bank Acceptance Agreement, Party A shall ensure that any and all note and non-note dispute between the Debtor of the Main Contract and the bearer, endorser or other parties of the acceptance bill will not affect Party A to bear suretyship liability for Party B according to the stipulations of this Contract.

5.8.     If the principal creditor’s rights guaranteed under this Contract are the international trade financing that Party B provides the Debtor of the Main Contract, Party A shall accept and recognize relevant international common practice of the related business.

5.9.     Party A shall not to provide a third party with any other form of guarantee exceeding his guarantee ability during the valid period of this Contract.

Article 6     Party A’s Rights and Obligations

6.1.     During the valid period of this Contract, Party A shall perform suretyship liability hereunder unconditionally within five working days after receiving Party B’s notice under any one of the following circumstances:

6.1.1.  The performance period of a debt under the principal creditor’s rights expires and Party B is not paid;

6.1.2.  A debt under the Main Contract is due in advanced in accordance with laws or the Main Contract, and Party B is not paid;

6.1.3.  Party A or the Debtor of the Main Contract is filed reorganization or bankruptcy, suspends its business for rectification, is announced closed or is announced dissolved (cancelled);

6.1.4.  Party A has any other event which has endangered or damaged or may endanger or damage Party B’s rights and interests; or

6.1.5.  Other circumstances that Party A shall perform suretyship liability as prescribed by laws and regulations or stipulated by the Main Contract or this Contract.

6.2.     Party A shall continue to perform suretyship liability under this Contract without obtaining Party A’s consent under any one of the following circumstances:

6.2.1.  Party B and the Debtor of the Main Contract reach an agreement on change of the Main Contract and such change does not increase the Debtor’s debts;

6.2.2.  Under international and domestic trade financing, Party B and the Debtor of the Main Contract changes the L/C or letter of guarantee in connection with the Main Contract, and such change does not increases the Debtor’s obligation of payment under the L/C or letter of guarantee; or

6.2.3.  Party B transfers the principal creditor’s rights.

6.3.     During the valid period of this Contract, Party A shall, according to Party B’s requirements, provide balance sheet, statement of incomes, statement of cash flows and other financial statements, and accept Party B’s inspection and supervision on Party A’s production and operation activities and financial status.

6.4.     Party A shall notify Party B in written form and implement all suretyship liabilities under this Contract thirty days prior to the following changes during the valid period of this Contract, including but not limited to contracting, lease, custody, reorganization of assets, reconstruction of debts, transformation of equity system, joint operation, business combination (or merger), division, paid transfer of property, joint investment (or cooperation), reduce of registered capital, or filing for winding-up, filing for dissolution (or cancellation), filing for reorganization, mediation and bankruptcy, or change of self system or legal status.

6.5.     During the valid period of this Contract, Party A shall notify Party B in written form thirty days prior to the following changes when it is announced winding-up, is announced closed, is announced dissolved (cancelled), is filed reorganization or bankruptcy, or changes self system and legal status, or has any other change which is enough to endanger Party A’s normal operation and lose the guarantee ability.

6.6.     If Party A changes Party A’s address, name or legal representative, Party A shall notify Party B in written form within seven days after such change.

6.7.     If the loan under the Main Contract is used for borrowing or repaying, Party A is willing to bear suretyship liability.

6.8.     Party A shall sign in timely various notices posted or served by other means by Party B.

6.9.     In case of any one of the following circumstances occurring to the purchaser’s financing under a L/C, an import L/C and import bill advance/ import refinance businesses, Party A shall have the obligation of incontestable guaranty of suretyship. Party A shall not, for any payment obligation under the letter of credit specified by the judicial authority or the administrative authority, issue stop payment order or restraining order, or take measures to seal, detain and freeze relevant property of the letter of credit or take other similar measures to present exemption or defense:

6.9.1.   The person designated or authorized by Party B has favorably paid according to Party B’s order;

6.9.2.   Party B or the person designated or authorized by Party B has favorably issued a due payment confirmation for the loan under the domestic letter of credit or has favorably accepted the documents under the import letter of credit;

6.9.3.  The confirming bank of the L/C has favorably performed the obligation of payment;

6.9.4.  The negotiation bank of the L/C has favorably made negotiation.

6.10.    Under shipping guarantee, endorsement of bill of lading and authorized withdrawal, Party A shall not present exemption or defense because the Debtor of the Main Contract refuses payment of the relevant L/C.

Article 7     Party B’s Rights and Obligations

7.1.     Party B is entitled to demand Party A at any time to provide the financial reports, financial statements or other data reflecting Party A’s operation conditions and credit status.

7.2.     If Party A does not perform its liability hereunder according to the stipulations of this Contract, Party B shall have the right to deduct Party A’s accounts payable directly from an account opened by Party A with any banking institution of Huaxia Bank and Party B shall notify Party A timely. If the account currency is different from the currency of the principal creditor’s rights when Party B makes deduction from Party A’s account, translation shall be made according to the foreign exchange rate issued by Party B on the date of deduction. Should RMB be translated into a foreign currency, translation shall be made according to the selling price of the foreign currency; should a foreign currency be translated into RMB, translation shall be made according to the buying price of the foreign currency.

7.3.     When Party B and the Debtor of the Main Contract concludes and signs a specific business contract (or agreement), Party A may not be notified.

Article 8     Liability for Breach of Contract

When this Contract becomes effective, Party A and Party B shall perform the obligations specified in this Contract. Any party which fails to wholly or partly perform its obligations specified herein or violates its representations, warranties and commitments made hereunder shall undertake relevant liabilities for breach of contract and make compensation for losses caused to the other party.

Article 9     Effectiveness of Contract

9.1.     This Contract shall enter into force as of the date of signature of both parties.

9.2.     The validity of this Contract shall be independent of the Main Contract and may not be affected by the invalidity of the Main Contract. If the Main Contract is confirmed as invalid, Party A shall assume joint and several suretyship liability for the debts arising from the Debtor’s return of property or compensation for losses.

Article 10     Transfer, Change and Cancellation of Contract

10.1.     Party A or Party B shall not change or cancel this Contract without permission after the effectiveness of this Contract.

10.2.     Party B may transfer the Principal Creditor’s Rights to a third person within the valid period of this Contract without obtaining Party A’s consent, and Party A shall continue to bear joint and several suretyship liability within the original scope of suretyship.

10.3.     Without Party B’s written consent, Party A shall not transfer all or part of its rights or obligations under this Contract.

 Article 11     Confidentiality

Party A or Party B shall bear the obligation of confidentiality for the other party’s business secret, contractual clauses and other information related to interest acquired during the signature and execution processes of this Contract, but shall not disclose the aforesaid information to a third party without the other party’s consent, except otherwise prescribed by laws, regulations and regulatory policies.

Article 12     Governing Laws and Dispute Settlement

12.1.     This Contract applies to the laws of the People's Republic of China.

12.2.     Any and all disputes arising from the execution of this Contract between Party A and Party B shall be settled through consultation; where consultation fails, both parties agree to settle the dispute according to the following method:

☑ To bring a case to the local people’s court at the domicile of Party B;

☒ To apply                    /                    Arbitration Committee for arbitration.

12.3.     If the method selected above for dispute settlement is different from the method for dispute settlement under the Main Contract, the method for dispute settlement under the Main Contract shall prevail.

Article 13     Notice and Service

During the valid period of this Contract, if Party A changes its information first given in this Contract without notifying Party B in written form, including name of Party A’s legal person, legal representative, domicile and telephone number, all documents that Party B sends to Party A according to Party A’s information given in this Contract shall be deemed as having been served.

Article 14     Supplementary Provisions

14.1.    Party A authorizes Party B to, in accordance with relevant laws and regulations, or other regulatory documents or requirements of financial regulators, provide the relevant information of the Contract and other relevant information for the credit information basic database of the People’s Bank of China or other credit database established by law for the qualified institutions or individuals to search and use. Party A also authorizes Party B to, for the purpose of the conclusion and performance of the Contract, search Party B’s relevant information through the credit information basic database of the People’s Bank of China or other credit database established by law.

14.2.     Other provisions agreed by both parties:

14.3.     If selection is made in □ under this Contract, this clause shall apply if √ is ticked in □ but shall not apply if × is given in □.

14.4.     This Contract shall be provided for Party A holding one original, Party B holding two originals and the Debtor holding one original, which shall be equally authentic.

14.5.     Annexes of this Contract shall be deemed as an integral part of this Contract and have the same equal legal force as this Contract.

14.6.     Party B has take reasonable measures to remind Party A to pay attention to the clauses of exempting or restricting Party B’s responsibilities and, according to Party A’s requirements, has given full explanation of relevant clauses. Party A and Party B have no objection to the understanding of the contents of all clauses of this Contract.

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Party A:                                (Seal)

Huizhou Highpower Technology Co., Ltd. (Seal)

Legal Representative:

(Or Authorized Agent):                      (Signature)

June 30, 2016

Party B:                           (Seal)

Huaxia Bank Co., Ltd. Shenzhen Great China Sub-branch (Seal)

Legal Representative / Main Principal:

(Or Authorized Agent)                           (Signature or Seal)

June 30, 2016